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                                                                      EXHIBIT 11

                               AHL SERVICES, INC.

                        COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

                                                                THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                                     JUNE 30,                             JUNE 30,
                                                            ---------------------------          ---------------------------
                                                              2001               2000              2001               2000
                                                            --------           --------          --------           --------
Income (loss) applicable to common stock:
   Income (loss) from operations                            $    107           $  1,905          $ (2,244)          $  1,957
   Income (loss) from discontinued operations                 (1,042)             2,511               (25)             2,748
                                                            --------           --------          --------           --------

   Net income (loss)                                        $   (935)          $  4,416          $ (2,269)          $  4,705
                                                            ========           ========          ========           ========


Weighted average shares:
  Common shares                                               15,255             16,474            15,320             16,721
  Common share equivalents applicable to
    potentially dilutive stock options outstanding                47                 29                --(1)              84
                                                            --------           --------          --------           --------

  Weighted average common and common
    equivalent shares outstanding during
    the period                                                15,302             16,503            15,320             16,805
                                                            ========           ========          ========           ========

Per share amount:
   Income (loss) from operations:
             Basic                                          $   0.01           $   0.12          $  (0.15)          $   0.12
                                                            ========           ========          ========           ========
             Diluted                                        $   0.01           $   0.12          $  (0.15)          $   0.12
                                                            ========           ========          ========           ========
   Income (loss) from discontinued operations, net
     of taxes:
             Basic                                          $  (0.07)          $   0.15          $     --           $   0.16
                                                            ========           ========          ========           ========
             Diluted                                        $  (0.07)          $   0.15          $     --           $   0.16
                                                            ========           ========          ========           ========

  Net income (loss):
             Basic                                          $  (0.06)          $   0.27          $  (0.15)          $   0.28
                                                            ========           ========          ========           ========
             Diluted                                        $  (0.06)          $   0.27          $  (0.15)          $   0.28
                                                            ========           ========          ========           ========

(1) Note: Because of the loss from continuing operations for the six months ended June 30, 2001, diluted earnings per share for the period does not include the incremental shares from the assumed conversion of stock options granted. The common share equivalents applicable to potentially dilutive stock options outstanding were 71 for the six months ended June 30, 2001.


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